Exhibit 10.3

SECOND AMENDMENT TO TERM LOAN AGREEMENT

THIS SECOND AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”) dated as of July 9, 2014, by and among GOVERNMENT PROPERTIES INCOME TRUST, a real estate investment trust organized under the laws of the State of Maryland (the “Borrower”), each of the Lenders party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (together with its successors and assigns, the “Administrative Agent”).

WHEREAS, the Borrower, the Lenders, the Administrative Agent and certain other parties have entered into that certain Term Loan Agreement dated as of January 12, 2012 (as amended as in effect immediately prior to the effectiveness of this Amendment, the “Term Loan Agreement”); and

WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent desire to amend certain provisions of the Term Loan Agreement on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1.  Specific Amendments to Term Loan Agreement.  The parties hereto agree that the Term Loan Agreement is amended as follows:

(a)           The Term Loan Agreement is amended by adding the following definitions to Section 1.1. thereof in the appropriate alphabetical order:

“Second Amendment Effective Date” means the date on which that certain Second Amendment to Term Loan Agreement dated as of July 9, 2014 by and among the Borrower, the Lenders party thereto and the Administrative Agent becomes effective in accordance with its terms.

“SIR” means Select Income REIT, a real estate investment trust organized under the laws of the State of Maryland.

“SIR Bridge Loan Agreement” shall mean that certain Bridge Loan Agreement dated as of July 9, 2014 by and among the Borrower, the financial institutions from time to time party thereto as “Lenders”, Wells Fargo, as Administrative Agent, and the other parties thereto.

“SIR Investment Period End Date” shall mean the earlier of (a) the date on which all Indebtedness owing by the Borrower under the SIR Bridge Loan Agreement has been paid in full and the SIR Bridge Loan Agreement has terminated in accordance with its terms and (b) July 9, 2015.

(b)           The Term Loan Agreement is amended by restating the definitions of the following terms set forth in Section 1.1. thereof in their entirety as follows:

“Capitalization Rate” means 7.25%.

“EBITDA” means, with respect to a Person for a given period and without duplication, the sum of (a) net income (or loss) of such Person for such period determined on a consolidated basis exclusive  of the following (but only to the extent included in the determination of such net income (loss) for such period): (i) depreciation and amortization; (ii) interest expense; (iii) income tax expense; (iv) extraordinary or nonrecurring items, including without limitation, gains and losses from the sale of operating Properties (but not from the sale of Properties developed for the purpose of sale); and (v) in the case of Borrower and its Subsidiaries, equity in the earnings (or loss) of Unconsolidated Affiliates and SIR (but only in the case of SIR, if SIR would be an Unconsolidated Affiliate but for the last sentence of the definition of that term); plus (b) in the case of the Borrower and its Subsidiaries cash dividends (other than extraordinary cash dividends or distributions) received by the Borrower or its Subsidiaries from SIR during such period; plus (c) such Person’s Ownership Share of EBITDA of its Unconsolidated Affiliates.  Straight line rent leveling adjustments required under GAAP and amortization of intangibles pursuant to FASB ASC 805 shall be disregarded in the determination of EBITDA (to the extent such adjustments would otherwise have been included in the determination of EBITDA).  For purposes of this definition, nonrecurring items shall be deemed to include (x) gains and losses on early extinguishment of Indebtedness, (y) non-cash severance and other non-cash restructuring charges and (z) transaction costs of acquisitions not permitted to be capitalized pursuant to GAAP.

“Funds From Operations” means, for any period, net income available for common shareholders of the Borrower for such period determined on a consolidated basis, exclusive of the following (to the extent included in the determination of such net income): (a) depreciation and amortization; (b) gains and losses from extraordinary or non-recurring items; (c) gains and losses on sales of real estate; (d) gains and losses on investments in marketable securities; (e) provisions/benefits for income taxes for such period; and (f) Funds From Operations attributable to any Investment held, directly or indirectly, by the Borrower in SIR; provided, however, cash dividends in respect of such Investments in SIR that have been actually received by the Borrower or any Subsidiary during such period, shall not be excluded from Funds From Operations by virtue of this clause (f).

“Total Asset Value” means the sum of the following (without duplication) of the Borrower and its Subsidiaries for the fiscal quarter most recently ended: (a)(i) Property EBITDA determined on a consolidated basis for such fiscal quarter and which is attributable to the Properties of the Borrower and its Subsidiaries (excluding Property EBITDA attributable to Properties either acquired or disposed of during such fiscal quarter) times (ii) 4 and divided by (iii) the Capitalization Rate; (b) the purchase price paid for any Property acquired during such fiscal quarter (less any amounts paid as a purchase price adjustment, held in escrow, retained as a contingency reserve, or other similar arrangements and prior to allocations of property purchase prices pursuant to Statement of Financial Accounting Standards number 141 and the like); (c) the value of the Borrower’s equity Investments in SIR as of the end of such fiscal quarter, such value determined at the lower of cost or Fair Market Value; (d) all Marketable Securities, cash and cash equivalents; (e) accounts receivable that are not (i) owing in excess of 90 days (or in the case of an Eligible Tenant that has sought a furloughed payment and will be compensating the landlord with interest in addition to rent due and is not subject to any then continuing bankruptcy proceeding or other proceeding or condition of the types described in Sections 10.1.(e) and 10.1.(f), owing in excess of one year) as of the end of such fiscal quarter, or (ii) being contested in writing by the obligor in respect thereof (in which case only such portion being contested shall be excluded from Total Asset Value); (f) prepaid taxes and operating expenses as of the end of such fiscal quarter; (g) the book value of all Assets Under Development; (h) the book value of all other tangible assets (excluding land or other real property) as of the end of such fiscal quarter; (i) the book value of all Unencumbered Mortgage Notes; and (j) the Borrower’s Ownership Share of the preceding items (other than those referred to in clause (c)) of any Unconsolidated Affiliate of the Borrower.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.  Notwithstanding the foregoing, SIR shall not be considered to be an Unconsolidated Affiliate of the Borrower or any of its Subsidiaries.

“Unencumbered Asset Value” means, at any given time, the sum of: (a)(i) Net Operating Income from all Unencumbered Assets for the fiscal quarter most recently ending times (ii) 4 divided by (iii) the Capitalization Rate; (b) the value of the Equity Interests in SIR owned by the Borrower, such value determined at the lower of cost or Fair Market Value, so long as such Equity Interests are not subject to any Liens (other than Permitted Liens of the types described in clauses (a) through (c) or (e) through (i) of the definition thereof) or to any Negative Pledge (other than a Negative Pledge permitted under clause (iii) of Section 9.2.(b)); and (c) unrestricted cash and Cash Equivalents of the Borrower so long as such cash and Cash Equivalents are not subject to any Liens (other than Permitted Liens of the types described in clauses (a) through (c) or (e) through (i) of the definition thereof) or to any Negative Pledge (other than a Negative Pledge permitted under clause (iii) of Section 9.2.(b)).  To the extent that Equity Interests of SIR owned by the Borrower would in the aggregate account for more than (i) 25.0% of Unencumbered Asset Value at any time prior to the SIR Investment Period End Date, (ii) 20.0% at any time during the period commencing on the SIR Investment Period End Date and ending on the date 18 months after the Second Amendment Effective Date or (iii) 15.0% at any time thereafter, such excess shall be excluded.  To the extent that Properties leased by the Borrower or a Guarantor pursuant to a ground lease would, in the aggregate, account for more than 5.0% of Unencumbered Asset Value, such excess shall be excluded.  With respect to any Unencumbered Asset acquired during such fiscal quarter, Net Operating Income attributable to such Unencumbered Asset shall be included in the calculation of Unencumbered Asset Value on a pro forma basis reasonably acceptable to Administrative Agent.

“Unencumbered Net Operating Income” or “Unencumbered NOI” means the sum of (a) Net Operating Income from all Unencumbered Assets for the fiscal quarter most recently ending and (b) cash dividends received by the Borrower or any of its Subsidiaries from SIR during the fiscal quarter most recently ending.  When determining Unencumbered Net Operating Income: (a) Net Operating Income attributable to an Unencumbered Asset disposed of during such fiscal quarter shall be excluded; (b) to the extent Unencumbered NOI attributable to Canadian Properties would exceed 10% of total Unencumbered NOI, such excess shall be excluded; (c) to the extent Unencumbered NOI attributable to Non-Government Properties would exceed 15% of total Unencumbered NOI, such excess shall be excluded; and (d) to the extent Unencumbered NOI attributable to United States Territory Properties would exceed 5% of total Unencumbered NOI, such excess shall be excluded.

(c)           The Term Loan Agreement is amended by restating Section 9.1.(a) thereof in its entirety as follows:

(a)           Leverage Ratio.  The Borrower shall not permit the ratio of (i) Total Indebtedness to (ii) Total Asset Value to exceed (x) 0.65 to 1.00 at any time before the SIR Investment Period End Date or (y) 0.60 to 1.00 on or at any time thereafter.

(d)           The Term Loan Agreement is amended by restating Section 9.1.(d) thereof in its entirety as follows:

(d)           Unencumbered Leverage Ratio.  The Borrower shall not permit the ratio of (i) Unsecured Indebtedness to (ii) Unencumbered Asset Value to exceed (x) 0.65 to 1.00 at any time before the SIR Investment Period End Date or (y) 0.60 to 1.00 on or at any time thereafter.

(e)           The Credit Agreement is amended by restating Section 9.1(h)(i) thereof in its entirety as follows:

(i)            Investments in Unconsolidated Affiliates and other Persons that are not Subsidiaries (other than SIR), such that the aggregate value of such Investments (determined in a manner consistent with the definition of Total Asset Value or, if not contemplated under the definition of Total Asset Value, as determined in accordance with GAAP) exceeds 10.0% of Total Asset Value at any time;

(f)            The Credit Agreement is amended by restating Section 9.2.(b) in its entirety as follows:

(b)           The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary (other than an Excluded Subsidiary) to, enter into, assume or otherwise be bound by any Negative Pledge except for a Negative Pledge contained in (i) an agreement (x) evidencing Indebtedness which (A) the Borrower, such Loan Party or such Subsidiary may create, incur, assume, or permit or suffer to exist without violation of this Agreement and (B)  is secured by a Lien permitted to exist under the Loan Documents, and (y) which prohibits the creation of any other Lien on only the property securing such Indebtedness as of the date such agreement was entered into; (ii) an agreement relating to the sale of a Subsidiary or assets pending such sale, provided that in any such case the Negative Pledge applies only to the Subsidiary or the assets that are the subject of such sale, or (iii) a Negative Pledge contained in any agreement that evidences unsecured Indebtedness which contains restrictions on encumbering assets that are substantially similar to those restrictions contained in the Loan Documents.

(g)           The Credit Agreement is amended by restating the first sentence of Section 9.3. in its entirety as follows:

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary (other than an Excluded Subsidiary) to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (other than an Excluded Subsidiary) to: (a) pay dividends or make any other distribution on any of such Subsidiary’s capital stock or other equity interests owned by the Borrower or any Subsidiary; (b) pay any Indebtedness owed to the Borrower or any Subsidiary; (c) make loans or advances to the Borrower or any Subsidiary; or (d) transfer any of its property or assets to the Borrower or any Subsidiary; other than (i) with respect to clauses (a) through (d) those encumbrances or restrictions contained in any Loan Document other than (i) with respect to clauses (a) through (d) those encumbrances or restrictions contained in any Loan Document or in any other agreement (A) evidencing Unsecured Indebtedness that the Borrower, any other Loan Party any other Subsidiary may create, incur, assume or permit or suffer to exist under this Agreement and (B) containing encumbrances and restrictions imposed in connection with such Unsecured Indebtedness that are either substantially similar to, or less restrictive than, the encumbrances and restrictions set forth in Section 9.1.(i) and Section 9.4. of this Agreement and Section 13 of the Guaranty, or, (ii) with respect to clause (d), customary provisions restricting assignment of any agreement entered into by the Borrower, any other Loan Party or any Subsidiary in the ordinary course of business.

Section 2.  Conditions Precedent.  The effectiveness of this Amendment is subject to receipt by the Administrative Agent of each of the following, each in form and substance satisfactory to the Administrative Agent:

(a)           a counterpart of this Amendment duly executed by the Borrower, the Administrative Agent and Lenders holding at least 66 2/3% of the principal amount of the aggregate outstanding Loans;

(b)           an Acknowledgement substantially in the form of Exhibit A attached hereto, executed by each Guarantor;

(c)           receipt by the Administrative Agent of (i) the fees payable under that certain Fee Letter, dated June 17, 2014, among the Borrower, Wells Fargo Securities, LLC, and the Administrative Agent, and (ii) evidence that all other fees, expenses and reimbursement amounts due and payable to the Administrative Agent, including without limitation, the fees and expenses of counsel to the Administrative Agent, have been paid;

(d)           evidence that the Borrower has acquired from CommonWealth REIT all or a material portion of the outstanding Equity Interests in Select Income REIT owned by CommonWealth REIT immediately prior to such acquisition; and

(e)           such other documents, instruments and agreements as the Administrative Agent may reasonably request.

Section 3.  Representations.  The Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a)           Authorization.  The Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Term Loan Agreement, as amended by this Amendment, in accordance with their respective terms.  This Amendment has been duly executed and delivered by a duly authorized officer of the Borrower and each of this Amendment and the Term Loan Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(b)           Compliance with Laws, etc.  The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of this Amendment and the Term Loan Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise:  (i) require any Governmental Approval or violate any Applicable Law (including Environmental Laws) relating to the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of Borrower or any other Loan Party, or any indenture, agreement or other instrument to which the Borrower or any other Loan Party is a party or by which it or any of its properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any other Loan Party.

(c)           No Default.  No Default or Event of Default has occurred and is continuing as of the date hereof or will exist immediately after giving effect to this Amendment.

Section 4.  Reaffirmation of Representations by Borrower.  The Borrower hereby repeats and reaffirms all representations and warranties made by the Borrower and the other Loan Parties to the Administrative Agent and the Lenders in the Term Loan Agreement and the other Loan Documents on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

Section 5.  Certain References.  Each reference to the Term Loan Agreement in any of the Loan Documents shall be deemed to be a reference to the Term Loan Agreement as amended by this Amendment.

Section 6.  Expenses.  The Borrower shall reimburse the Administrative Agent upon demand for all costs and expenses (including attorneys’ fees) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 7.  Benefits.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 9.  Effect.  Except as expressly herein amended, the terms and conditions of the Term Loan Agreement and the other Loan Documents remain in full force and effect.  The amendments contained herein shall be deemed to have prospective application only from the date as of which this Amendment is dated, unless otherwise specifically stated herein.

Section 10.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 11.  Definitions.  All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Term Loan Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Term Loan Agreement to be executed as of the date first above written.

GOVERNMENT PROPERTIES INCOME TRUST

By:	/s/ Mark L. Kleifges
	Name:	Mark L. Kleifges
	Title:	Treasurer and Chief Financial Officer

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[Signature Page to Second Amendment to Term Loan Agreement

for Government Properties Income Trust]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:	/s/ D. Bryan Gregory
	Name:	D. Bryan Gregory
	Title:	Director

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CITIBANK, N.A., as a Lender

By:	/s/ John C. Rowland
	Name:	John C. Rowland
	Title:	Vice President

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COMPASS BANK, as a Lender

By:	/s/ S. Kent Gorman
	Name:	S. Kent Gorman
	Title:	Senior Vice President

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ROYAL BANK OF CANADA, as a Lender

By:	/s/ Dan LePage
	Name:	Dan LePage
	Title:	Authorized Signatory

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CITIZENS BANK N.A., as a Lender

By:	/s/ Craig Aframe
	Name:	Craig Aframe
	Title:	V.P.

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CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Frederick H. Denecke
	Name:	Frederick H. Denecke
	Title:	Senior Vice President

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UNION BANK, N.A., as a Lender

By:	/s/ Charles Stewart
	Name:	Charles Stewart
	Title:	Director

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COMERICA BANK, as a Lender

By:	/s/ Casey L. Stevenson
	Name:	Casey L. Stevenson
	Title:	Vice President

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FIRST COMMERCIAL BANK, NEW YORK BRANCH, as a Lender

By:	/s/ Jason Lee
	Name:	Jason Lee
	Title:	S.V.P. & General Manager

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FIRST HAWAIIAN BANK, as a Lender

By:	/s/ Derek Chang
	Name:	Derek Chang
	Title:	Vice President

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CHANG HWA COMMERCIAL BANK, LTD., NEW YORK BRANCH, as a Lender

By:	/s/ Eric Y.S. Tsai
	Name:	Eric Y.S. Tsai
	Title:	VP & GM

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E.SUN COMMERCIAL BANK, LTD., LOS ANGELES BRANCH, as a Lender

By:	/s/ Edward Chen
	Name:	Edward Chen
	Title:	General Manager & SVP

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MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD. NEW YORK BRANCH, as a Lender

By:	/s/ Angela Chen
	Name:	Angela Chen
	Title:	VP & DGM

EXHIBIT A

FORM OF GUARANTOR ACKNOWLEDGEMENT

THIS GUARANTOR ACKNOWLEDGEMENT dated as of July 9, 2014 (this “Acknowledgement”) executed by each of the undersigned (the “Guarantors”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”) and each “Lender” a party to the Term Loan Agreement referred to below (the “Lenders”).

WHEREAS, Government Properties Income Trust, a real estate investment trust organized under the laws of the State of Maryland (the “Borrower”), the Lenders, the Administrative Agent and certain other parties have entered into that certain Term Loan Agreement dated as of January 12, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”);

WHEREAS, each of the Guarantors is a party to that certain Guaranty dated as of January 12, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) pursuant to which they guarantied, among other things, the Borrower’s obligations under the Term Loan Agreement on the terms and conditions contained in the Guaranty;

WHEREAS, the Borrower, the Administrative Agent and the Lenders are to enter into a Second Amendment to Term Loan Agreement dated as of the date hereof (the “Amendment”), to amend the terms of the Term Loan Agreement on the terms and conditions contained therein; and

WHEREAS, it is a condition precedent to the effectiveness of the Amendment that the Guarantors execute and deliver this Acknowledgement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

Section 1.  Reaffirmation.  Each Guarantor hereby reaffirms its continuing obligations to the Administrative Agent and the Lenders under the Guaranty and agrees that the transactions contemplated by the Amendment shall not in any way affect the validity and enforceability of the Guaranty, or reduce, impair or discharge the obligations of such Guarantor thereunder.

Section 2.  Governing Law.  THIS ACKNOWLEDGEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 3.  Counterparts.  This Acknowledgement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

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IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guarantor Acknowledgement as of the date and year first written above.

GOV LAKEWOOD PROPERTIES TRUST
GOV GRAND OAK PROPERTIES TRUST
GOVERNMENT PROPERTIES INCOME TRUST LLC
GPT PROPERTIES TRUST
GPT PROPERTIES LLC

By:
Name:
Title:

GPT REALTY TRUST

By:
Name:
Title:

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